EXHIBIT 4.5a

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                         4% CONVERTIBLE PROMISSORY NOTE


         AMENDMENT, dated as of May 2, 2006, TO AMENDED AND RESTATED 4% CONVERTIBLE PROMISSORY NOTE, dated May 12, 2004, made by and between Delta Mutual, Inc., a Delaware corporation, with its principal offices located at 111 North Branch Street, Sellersville, PA 18960 (the "Borrower") and Ebony Finance, Ltd., as lawful transferee of Sophie Angelastri, (the "Lender") of Bahnhofstrasse 73, 8001 Zurich, Switzerland. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such term in the Original Note.

      WHEREAS, the Borrower and the Lender are parties to that certain Amended and Restated 4% Convertible Promissory Note, dated May 12, 2004 (the "Original Note") pursuant to which the Borrower has borrowed the amount of $129,160 from the Lender;

      WHEREAS, the Original Note provides that the Maturity Date shall be May 12, 2006; and

      WHEREAS, the Borrower and the Lender have agreed to extend the Maturity Date and to amend Section 1.6 of the Original Note in order to provide the Borrower with additional time to secure financing; and

      WHEREAS, in accordance with the terms and conditions of the Original Note, the Borrower and the Lender hereby approve the amendment of the Original Note as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

      1. By their respective execution of this Agreement, the Borrower and the Lender agree that Section 1.6 of the Original Note is hereby amended to read in its entirety as follows: "Maturity Date" shall mean July 12, 2006.

      2. Except as expressly provided herein, the Original Note shall continue in full force and effect.

      3. This AMENDMENT may be executed by facsimile and in counterparts, which, taken together, shall be deemed an original and shall constitute a single AMENDMENT.


                             SIGNATURE PAGE FOLLOWS






         IN WITNESS WHEREOF, the Borrower and the Lender have executed this Amendment as of the date first written above.


DELTA MUTUAL INC.                        EBONY FINANCE, LTD. (LENDER)




By:    /s/ Peter F. Russo               By:  /s/ Ivano Angelastri
    ----------------------------         ----------------------
       Peter F. Russo                        Name: Ivano Angelastri
       President & CEO                       Title:  Director